UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:  June 29, 2007
(Date of earliest event reported)

APA ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Minnesota
(State of other jurisdiction of incorporation)

0-16106	41-1347235
(Commission File No.)	(IRS Employer Identification No.)

2950 NE 84th Lane, Blaine, MN  55449
(Address of principal executive offices) (Zip Code)

(763) 784-4995
Registrant's telephone number, including area code:

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 28, 2007, the Company sold all of its interest in its India operations, by means of a sale of stock of its India subsidiary named APA Optronics (India) Private Limited ("APA India"), to an entity owned by the former chief executive officer of the Company, Dr. Anil K. Jain.  The purchase price of approximately $500,000 (subject to certain post-closing adjustments) has been paid by delivery of the buyer's five year promissory note secured by a pledge of Company stock by Dr. Jain, a pledge by Dr. Jain of payments under his Separation Agreement with the Company, and a personal guaranty by Dr. Jain .  The purchase price was determined by the independent  directors to be fair and reasonable to the Company.  Copies of the agreements executed in connection with this transaction are filed as exhibits to this report.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 28, 2007 Anil K. Jain ceased to be Chief Executive Officer (principal executive officer), Chief Financial Officer (principal financial and accounting officer), and Chairman of the Board of Directors of the Company.

Cheryl Beranek Podzimek, age 44, who is and has been the President of APA Cables and Networks, Inc. ("APACN") since 2003, a wholly-owned subsidiary of the Company,  assumed the role of Chief Executive Officer (principal executive officer) of the Company, effective June 28, 2007.  She will also continue in her role as President of APACN. From 2001 to 2002 Ms. Podzimek was Chief Operating Officer of Americable. From 2002 to 2003 she served as President of Americable, which was acquired by APACN in June of 2003.

Bruce Blackey, age 55, became Chief Financial Officer of the Company (principal financial and accounting officer) effective June 28, 2007.    Mr. Blackey has extensive experience in finance and administration and has worked as an independent business consultant from 2001 to the present. He has previous experience as an interim CFO and business consultant. Mr. Blackey holds a Bachelors of Science degree in Accounting from the Carlson School of Business, University of Minnesota.

Ronald G. Roth, age 61, a current member of the Board of Directors, became Chairman of the Board effective June 28, 2007.  Mr. Roth has been a member of the Company's Board of Directors since 2002. From 1990 to 2007 he was Chairman of the Board with Phillips Recycling Systems, a privately held regional recycling service provider in Minnesota. Mr. Roth is now semi-retired with various investment interests.

Pursuant to the terms of an Amended and Restated Agreement Regarding Employment/Compensation Upon Change In Control dated September 15, 2005, filed herewith, Dr. Jain will be paid his current salary ($190,000 per year) for 24 months after the date of termination of his employment, payable quarterly.  This severance provision applies notwithstanding the absence of a "change of control."  APA and Dr. Jain have also entered into a Supplemental Separation Agreement, filed herewith.

9.01	Financial Statements and Exhibits.

The following exhibits are filed as a part of this report on Form 8-K.

10.16	Amended and Restated Agreement Regarding Employment/Compensation Upon Change In Control
10.17	Supplemental Separation Agreement with A. Jain.

The following documents (Exhibits 10.18 through 10.24) relate to the sale of APA India.

10.18	Stock Purchase Agreement
10.19	Promissory Note
10.20	Guaranty-AK Jain
10.21	Stock Pledge Agreement
10.22	Separation Payments Pledge Agreement
10.23	Agreement to Provide Additional Collateral
10.24	Non-Compete Agreement

99.1	Press Release dated June 29, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 29, 2007	APA ENTERPRISES, INC.

	By	/s/ Cheryl Beranek Podzimek
Cheryl Beranek Podzimek, Chief Executive Officer
(Principal Executive Officer) and authorized signatory